EXHIBIT INDEX

EXHIBIT A:
Attachment to item 77Q1:
Articles of Amendment of Articles of Incorporation
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EXHIBIT A:

                    ARTICLES OF AMENDMENT
                             OF
                  ARTICLES OF INCORPORATION
                             OF
   WARBURG, PINCUS SELECT ECONOMIC VALUE EQUITY FUND, INC.

HAL LIEBES and STUART J. COHEN, being Vice President and Secretary and Assistant Secretary, respectively, of WARBURG, PINCUS SELECT ECONOMIC VALUE EQUITY FUND, INC. (the Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation adopted the following resolution at a meeting duly held on October 26, 1999, authorizing the Corporation to change its name:

RESOLVED, that the name of the Maryland Corporation be, and hereby is, changed from "Warburg, Pincus Select Economic Value Equity Fund, Inc." to "Warburg, Pincus Focus Fund, Inc." and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.

SECOND: That pursuant to the above resolution of the Board of Directors of the Corporation, effective as of January 1, 2000, the name of the Corporation listed below be, and hereby is, changed as follows:

Current Name:
WARBURG, PINCUS SELECT ECONOMIC VALUE EQUITY FUND, INC.

Proposed Name:
WARBURG, PINCUS FOCUS FUND, INC.

THIRD:  That the amendment is limited to a change expressly
permitted by    2-605 of the Maryland General Corporation Law to
be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: December 2, 1999

/s/Hal Liebes
Hal Liebes
Vice President and Secretary


ATTEST:
/s/Stuart J. Cohen
Stuart J. Cohen
Assistant Secretary